SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8‑K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT - January 17, 2012
(Date of Earliest Event Reported)

AK STEEL HOLDING CORPORATION
(Exact name of registrant as specified in its charter)

Commission File No. 1-13696

Delaware	31-1401455
(State of Incorporation)	(I.R.S. Employer Identification No.)

9227 Centre Pointe Drive West Chester, OH	45069
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (513) 425-5000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
❑ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❑ Solicitation material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❑ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❑ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On January 17, 2012, AK Steel Corporation (“AK Steel”) commenced a proposed refinancing of $99.3 million of its outstanding tax-exempt and taxable industrial revenue bonds (“IRBs”). The proposed refinancing (the “Refinancing”) is intended to be effected through private offerings of newly issued tax-exempt and taxable IRBs in an aggregate principal amount not in excess of the aggregate outstanding principal amount of the existing IRBs being replaced. AK Steel will use the net proceeds from the newly issued tax-exempt and taxable IRBs to redeem its existing IRBs.

More specifically, the Refinancing will effect the issuance of new tax-exempt IRBs (the “Tax-Exempt IRBs”) to refinance (i) $36,000,000 aggregate principal amount of variable rate tax-exempt IRBs issued by the Ohio Air Quality Development Authority (the “OAQDA”), (ii) $30,000,000 aggregate principal amount of variable rate tax-exempt IRBs issued by the City of Rockport, Indiana (the “City of Rockport”), and (iii) $7,300,000 aggregate principal amount of variable rate tax-exempt IRBs issued by the Butler County Industrial Development Authority in Butler County, Pennsylvania (the “BCIDA”, and collectively with the OAQDA and the City of Rockport, the “Tax-Exempt Issuers”). In addition, the Refinancing will effect the concurrent issuance of new taxable IRBs (the “Taxable IRBs”) to refinance $26,000,000 aggregate principal amount of variable rate taxable IRBs issued by the OAQDA. The Tax-Exempt IRBs and Taxable IRBs will be issued by the Tax-Exempt Issuers and the OAQDA, respectively, and the net proceeds from the Refinancing will be loaned to AK Steel pursuant to the terms of loan agreements between AK Steel and each of the OAQDA, City of Rockport and BCIDA.

AK Steel's obligations in connection with the newly issued IRBs will be guaranteed by its parent company, AK Steel Holding Corporation (“AK Holding”).

In connection with the Refinancing, AK Steel provided potential investors with preliminary offering documents that include updates to the risk factors relating to AK Steel and AK Holding which previously have been disclosed in various periodic and annual reports of AK Holding filed with the Securities and Exchange Commission. The text of such updated disclosure is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated by reference herein.

The newly issued IRBs and the related guarantees to be delivered will not be registered under the Securities Act of 1933, as amended, or any other state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

Item 9.01	Financial Statements and Exhibits.

	(d)	Exhibit:

		99.1	Updated Disclosure.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AK STEEL HOLDING CORPORATION

	By:	/s/ David C. Horn
David C. Horn
Secretary

Dated: January 17, 2012

EXHIBIT INDEX

Exhibit No.	Description

99.1	Updated Disclosure.